EXHIBIT 10.2

Pixelworks, Inc.

2005 Management Salary and Equity-Based Compensation Table

Name of Officer	Title/Position	2005 Base Salary	Common Shares Underlying Equity Compensation Award
Allen Alley	Chief Executive Officer	$306,800	100,000
Hans Olsen	Executive Vice President and Chief Operating Officer	$260,000	85,000
Jeff Bouchard	Vice President, Finance, Chief Financial Officer and Secretary	$203,500	40,000
Marc Fleischmann	Senior Vice President, Engineering	$210,000	25,000
Hongmin Zhang	Vice President, Technology	$210,000	50,000